EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement, File Nos. 333-88745, 333-88747, 333-36423, 333-36425,
333-23731,  and  333-23749.



                                      /s/ ARTHUR  ANDERSEN  LLP

Vienna,  Virginia
March  29,  2000


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